UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 15, 2020

MACY'S, INC.
(Exact name of Registrant as Specified in its Charter)

Delaware	1-13536	13-3324058
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

151 West 34th Street, New York, New York 10001
(Address of Principal Executive Offices)
(513) 579-7780
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $.01 par value per share	M	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 5.07.    Submission of Matters to a Vote of Security Holders

The annual meeting of shareholders of Macy’s, Inc. (“Macy’s”) was held virtually on May 15, 2020. The following is a summary of the matters voted on at the meeting:

1.	Shareholders approved the election of twelve directors for a one-year term expiring at the 2021 annual meeting of Macy's shareholders, as follows:

	FOR	AGAINST	ABSTAIN	BROKER NON-VOTE
David P. Abney	184,251,156	3,572,557	1,224,229	71,633,459
Francis S. Blake	184,060,582	3,734,652	1,252,708	71,633,459
Torrence N. Boone	184,437,910	3,340,800	1,269,232	71,633,459
John A. Bryant	183,885,065	3,886,143	1,276,734	71,633,459
Deirdre P. Connelly	181,090,422	6,886,220	1,071,300	71,633,459
Jeff Gennette	180,336,075	7,593,600	1,118,267	71,633,459
Leslie D. Hale	184,440,955	3,486,651	1,120,336	71,633,459
William H. Lenehan	184,226,987	3,499,570	1,321,385	71,633,459
Sara Levinson	180,415,861	7,613,368	1,018,713	71,633,459
Joyce M. Roché	178,788,939	9,162,870	1,096,133	71,633,459
Paul C. Varga	183,879,265	3,904,879	1,263,798	71,633,459
Marna C. Whittington	178,766,759	9,122,005	1,159,178	71,633,459

2.	Shareholders ratified the appointment of KPMG LLP as Macy's independent registered public accounting firm for the fiscal year ending January 30, 2021, as follows:

“For”	“Against”	“Abstain”
248,880,237	10,110,205	1,690,959

3.    Shareholders approved the advisory vote to approve named executive officer compensation, as follows:

“For”	“Against”	“Abstain”	“Broker Non-Vote”
175,331,638	11,759,048	1,957,256	71,633,459

Macy’s, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 19, 2020	MACY’S, INC. By:/s/ Elisa D. Garcia Name: Elisa D. Garcia Title: Chief Legal Officer and Secretary